Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-283559), Registration Statements on Form S-1 (File No. 333-281322 and 333-280700), and Registration Statements on Form S-8 (333-282319, 333-277566, 333-275582, and 333-275581), of Signing Day Sports, Inc. of our report dated May 27, 2025, relating to the financial statements of One Blockchain LLC (formerly known as BV Power Alpha LLC) as of and for the years ended December 31, 2024 and 2023, and our report dated June 26, 2025, relating to the financial statements of One Blockchain LLC (formerly known as BV Power Alpha LLC) as of March 31, 2025 and December 31, 2024 and for the three months ended March 31, 2025 and 2024, which reports are included with the Current Report on Form 8-K of Signing Day Sports, Inc. dated as of July 21, 2025.

Very truly yours,

/s/ Berkowitz Pollack Brant Advisors + CPAs

Berkowitz Pollack Brant Advisors + CPAs

PCAOB ID Number: 52

West Palm Beach, FL
July 21, 2025